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                                                                  EXHIBIT (a)(3)

                          Notice of Guaranteed Delivery

                                       for

                        Tender of Shares of Common Stock

                                       of

                         CSI Computer Specialists, Inc.

                                       by

                            Interactive Systems, Inc.

                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery (or one substantially in the form hereof) must be used to accept the Offer (as defined herein) if (a) certificates representing shares of Common Stock, par value $0.001 per share (the "Common Shares"), of CSI Computer Specialists, Inc., a Delaware corporation ("Share Certificates"), are not immediately available; (b) time will not permit all required documents to reach Continental Stock Transfer & Trust Company (the "Depositary"), on or prior to the Expiration Date (as defined in the Offer to Purchase) of the Offer; or (c) the procedure for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 3, "Procedures for Accepting the Offer and Tendering Shares," of the Offer to Purchase.

                         The Depositary for the Offer is

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By Mail:                    By Hand:                    By Overnight Courier:

Reorganization Department  Reorganization Department   Reorganization Department
2 Broadway, 19th Floor     2 Broadway, 19th Floor      2 Broadway, 19th Floor
New York, NY 10004         New York, NY 10004          New York, NY 10004

                         Facsimile Transmission Number:
                                 (212) 509-5150

                   Confirm Receipt of Facsimile by Telephone:
                                 (212) 845-3226

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     THIS  NOTICE  OF  GUARANTEED  DELIVERY  IS  NOT  TO BE  USED  TO  GUARANTEE
SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Interactive Systems, Inc., a Virginia corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 26, 2000 (the "Offer to Purchase"), and the related letter of transmittal (the "Letter of Transmittal," which together with the Offer to Purchase, as amended or supplemented from time to time, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Common Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3, "Procedures for Accepting the Offer and Tendering Shares," of the Offer to Purchase:

Signature(s)

Name(s)

                             (Please Type or Print)

Address
Zip Code

Area Code and Tel. No(s).

Number of Common Shares

Certificate Nos. (If Available)

               (Check box if Common Shares will be tendered by book-entry transfer) The Depository Trust Company

Dated

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




                                    GUARANTEE

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                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

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     The undersigned,  a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program (an "Eligible Institution"), hereby guarantees delivery to the Depositary, at its address set forth above, of Share Certificates tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of Common Shares into the Depositary's account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three trading days after the date of execution of this Notice of Guaranteed Delivery.

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     The Eligible  Institution  that  completes this form must  communicate  the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

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Name of Firm

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Authorized Signature

Name

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                             (Please Type or Print)

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Title

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Address
Zip Code

Area Code and Tel. No.

Dated

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               NOTE:  DO NOT SEND SHARE  CERTIFICATES  WITH THIS  NOTICE.  SHARE
               CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.